UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 10, 2011

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Arthur J. Gallagher & Co. (“Gallagher”) held its Annual Meeting of Stockholders on May 10, 2011 (the “Annual Meeting”). At the Annual Meeting, five items were submitted to Gallagher’s stockholders. The items are described in more detail in Gallagher’s definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2011. The final voting results were as set forth below.

Item 1: Election of nine directors to serve for one-year terms until Gallagher’s 2012 Annual Meeting of Stockholders:

Directors	For	Against	Abstain	Broker Non-Votes
William L. Bax	87,474,175	692,370	28,109	13,321,200
Frank E. English, Jr.	87,530,194	635,741	28,719	13,321,200
J. Patrick Gallagher, Jr.	87,484,988	620,004	89,662	13,321,200
Ilene S. Gordon	86,235,079	1,930,817	28,758	13,321,200
Elbert O. Hand	86,244,857	1,920,978	28,819	13,321,200
David S. Johnson	83,429,902	4,736,095	28,657	13,321,200
Kay W. McCurdy	86,330,182	1,835,576	28,896	13,321,200
Norman L. Rosenthal, Ph.D.	87,532,061	633,687	28,906	13,321,200
James R. Wimmer	87,091,184	1,074,563	28,907	13,321,200

	For	Against	Abstain	Broker Non-Votes
Item 2: Approval of the Arthur J. Gallagher & Co. 2011 Long-Term Incentive Plan	73,066,301	12,843,219	2,285,134	13,321,200

Item 3: Ratification of Appointment of the Independent Auditor	99,929,731	1,528,213	57,910	0

Item 4: Advisory Vote on the Compensation of Gallagher’s Named Executive Officers	80,045,916	6,051,310	2,097,428	13,321,200

Item 5: Advisory Vote on the Frequency of a Stockholder Vote on the Compensation of Gallagher’s Named Executive Officers

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
58,231,216	263,743	27,699,204	2,000,491	13,321,200

Item 7.01.	Regulation FD Disclosure.

The slides containing information presented at the Annual Meeting are furnished as Exhibit 99 to this report. This exhibit may also be accessed at Gallagher’s website (www.ajg.com).

Item 9.01.	Financial Statements and Exhibits.

99	Slides presented at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: May 11, 2011	/s/ Walter D. Bay
Walter D. Bay Vice President, General Counsel and Secretary